Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) dated June 12th, 2013, by and between Win Global Markets, Inc., a Nevada corporation (the “Company”), and the investors set forth in Schedule A hereto (each, a “Purchaser”).

The Company and each Purchaser (collectively herein, the "Parties") agree as follows:

ARTICLE 1
PURCHASE AND SALE

 1.1  Closing.

 (a)  Subject to the terms and conditions of this Agreement, the closing of the transaction contemplated by this Agreement (the "Closing") shall take place concurrently with the execution of this Agreement, at a closing to be held remotely via the exchange of documents and signatures concurrently with the execution of this Agreement or such other time as shall be agreed upon, orally or in writing, by the Purchaser and the Company.

 (b)  Securities Purchased. At the Closing the Company will sell and each Purchaser will purchase the following securities of the Company for an aggregate purchase price to be paid by all Purchasers, of US$ 429,522 (four hundred and twenty nine thousand five hundred twenty two US dollars) (the "Purchase Price"), as follows:

         (i)  Such number of shares of the Company’s Common Stock $0.001 par value at a price per share of $0.1 (10 US Cents) corresponding to an aggregate purchase price as set forth next to such Purchasers name on Schedule A hereto; and

         (ii)  Thirty six (36) months warrant to purchase up to an additional number of shares of the Company’s Common Stock $0.001 par value equal to twenty percent (20%) of the shares purchased by such Purchaser pursuant to sub-Section (i) above, with an exercise price of $ 0.10 (10 US Cents) per share, which will be issued to each Purchaser at the Closing and will be exercisable only after six months from Closing (each, a "Warrant"). No separate consideration shall be paid for the issuance of the Warrant. The Warrant shall be in the form appended hereto as Annex "A" (the shares issuable upon the exercise of the Warrant are sometimes referred to hereinafter as "Warrant Shares" and the Shares and the Warrant Shares are sometime referred to hereinafter as the "Securities").

 (c)  Closing Deliveries. Subject to the following provisions of this clause, at or prior to the Closing, the following transactions will take place, all of which shall be deemed to have occurred simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered: (1) each Purchaser shall pay the purchase price set forth next to such Purchaser's name on Schedule A hereto, to the Company, by way of a bank transfer to the Company's account, in immediately available funds, to the bank account of which details are set forth in Schedule B hereto, (2) the Company shall issue and allot each Purchaser, no later than forty five (45) days following the Closing, the applicable number of Shares and the applicable Warrant. The aforementioned issuance shall be effected by delivering to the Purchasers copies of the irrevocable instructions to the Company’s transfer agent, instructing the transfer agent to deliver the Shares via overnight courier or via the Depository Trust Company Deposit Withdrawal Agent Commission System, and delivery of the Warrant (which may initially be in electronic copy, to be followed immediately by the original executed Warrant), in each case in the name of the Purchaser, (3) each Purchaser shall deliver to the Company copies of resolutions taken by its board of directors (or other similar governing body) approving the execution and delivery of this Agreement, and all the transactions contemplated hereunder, and (4) the Company shall deliver to the each Purchaser a copy of resolution taken by its board of directors approving the execution and delivery of this Agreement, and all the transactions contemplated hereunder; notwithstanding the aforesaid it is agreed that (i) US$ 29,522 out of the total Purchase Price shall be paid through set-off of the Purchaser’s Assigned Rights (as defined in the Deed of Assignment of which copy is attached hereto as Schedule 1.1(c)) to receive an amount of US$ 29,522 from the Company and (ii) the Company is holding the sum of US$ 4,000 to the order of the Purchaser such that the cash amount actually to be paid at Closing will be reduced by such sum.

Execution Version

EACH PURCHASER UNDERSTANDS THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK, AND THAT THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE. THERE CAN BE NO ASSURANCES THAT THE PURCHASERS WILL RECOVER ALL OR ANY PORTION OF THEIR INVESTMENTS.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

     2.1  Representations and Warranties of the Company.

 (a)  Organization and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

 (b)  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including the issuance of the Shares and the Warrants hereunder, has been duly authorized by all necessary action on the part of the Company. This Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

 (c)  Issuance of the Securities; Registration.  The Shares issued to the Purchasers are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable. The Warrant Shares, when issued in accordance with the terms of each Warrant, will be validly issued, fully paid and non assessable.

 (d)  SEC Reports.  Except as otherwise disclosed in Schedule 2.1(d) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934 (the “Exchange Act”) for at least the one (1) year preceding the date hereof (or such shorter period as the Company was required to do so) (the “SEC Reports”). A copy of the latest Quarterly Report on Form 10-Q filed on May 13th, 2013 is attached hereto as Schedule 2.1(d) (the “Last SEC Report”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Execution Version

 (e)  Dedicated Account. The Purchase Price, in its entirety, shall be deposited in a dedicated bank account (the "Dedicated Account"); the Company shall, upon Closing, update the signatory rights in the Dedicated Account as follows: (i) any payment of more than 10,000 NIS out of the Dedicated Account shall require the joint signature of the Company's CEO, the Company's CFO and Mr. Ron Lubash; (ii) any payment of 10,000 NIS or less out of the Dedicated Account shall require the joint signature of the Company's CEO and the Company's CFO.

 (f)  Use of Proceeds. The proceeds of the Purchase Price shall be used only in order to finance the Company's ongoing activities pursuant to the Company's business plan and budget as approved by its board of directors from time to time. It is further acknowledged that the proceeds of the Purchase Price shall not be used for the repayment of any existing debts of the Company.

 (g)  Material Adverse Changes since May 13th, 2013.  Except as listed in Schedule 2.1(e) since May 13th, 2013, and except as otherwise reported by the Company in reports filed with the U.S. Securities and Exchange Commission, there has not been:

(i)             any material adverse change in the assets, liabilities, financial condition, business or prospects of the Company, from that reflected in the Last SEC Report;

(ii)            any damage, destruction or loss, materially affecting the assets, business, properties, condition (financial or otherwise) of the Company;

(iii)           any waiver or compromise by the Company of a material right or of a material debt owed to it;

(iv)           any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

(v)            any material change or amendment to a material contract or arrangement by which the Company or any of their respective assets or properties is bound or subject;

(vi)           any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder of the Company;

(vii)          any sale, assignment or transfer of any and all intellectual property of the Company, including but not limited to, whether or not patentable, including without limitation, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, licenses, proprietary rights, processes and concepts;

(viii)         any resignation or termination of employment of any officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such officer or key employee;

(ix)            receipt of written notice that there has been a loss of, or material order cancellation by, any major customer or business associate of the Company;

(x)            any mortgage, pledge, transfer of any interest or equity of any individual or entity (including without limitation any right to acquire, option, or right of pre-emption, or right of first refusal) or any mortgage, charge, pledge, lien, or assignment, or any other encumbrance or security interest or arrangement of whatsoever nature over or in the relevant property in, or lien, created by the Company and/or by its subsidiary, with respect to any of their respective material properties or assets;

Execution Version

(xi)            any loans or guarantees made by the Company to or for the benefit of their respective employees, officers or directors, or any members of their respective immediate families, other than travel advances and other advances made in the ordinary course of its business;

(xii)           any declaration, setting aside or payment or other distribution in respect of the share capital of the Company or any direct or indirect redemption, purchase or other acquisition of any of such share capital by the Company;

(xiii)          any other event or condition of any character that might have a material adverse affect on the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or

(xiv)         any agreement or commitment by the Company to do any of the things described in this Section 2.1(e).

     2.2  Representations and Warranties of each Purchaser.  Each Purchaser, separately and not jointly, hereby represents and warrants as follows:

 (a)  Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  This Agreement has been duly executed by the Purchaser, and is the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, including the U.S. Securities and Exchange Commission, is required on the part of such Purchaser in connection with the execution and delivery of this Agreement, or the offer, sale, and delivery of the Securities as contemplated by this Agreement except for the filing of applicable beneficial ownership forms under Section 16 of the Exchange Act and the filing of schedule 13D or 13G as applicable, which such Purchaser undertake to make, if applicable.

 (b)  Own Account; Investment Intent.  Each Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not and will not acquire the Shares, the Warrant or the Warrant Shares with a view to or for distributing or reselling them in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law, has no present intention of distributing any of them in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding their distribution of such Securities. Each Purchaser understands that the Securities included therein are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws. Each Purchaser is acquiring the Securities and each part thereof hereunder in the ordinary course of its business.

 (c)  Regulation S.  Each Purchaser makes the following representations related to Regulation S under the Securities Act: (i) it is not a “U.S. Person” as that term is defined in Rule 902 of Regulation S under the Securities Act; and received all communications relating to the issuance of the Shares, and executed all documents relating thereto, outside the United States; and (ii) it agrees to resell the Shares, the Warrant and the Warrant Shares only in accordance with the provisions of Regulation S, or pursuant to another available exemption from the registration requirements of the Securities Act, and further agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

Execution Version

 (d)  Experience of Such Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Each Purchaser is able to bear the economic risk of an investment in the Securities (and each part thereof) and, at the present time, is able to afford a complete loss of such investment.

 (e)  Opportunity to Conduct Due Diligence.  Each Purchaser was granted the opportunity to conduct, and has conducted, due diligence prior to entering into the transactions contemplated by this Agreement. No offering memorandum or similar disclosure document has been prepared in connection with the sale of the Securities.  Each Purchaser has read this Agreement and is familiar with the terms of the Securities. In making the decision to purchase the Securities, each Purchaser and its advisors have, prior to any sale to such Purchaser, been given access and the opportunity to examine all books and records of the Company, all contracts and documents relating to the Company, and all filings made by the Company with the U.S. Securities and Exchange Commission,  and an opportunity to ask questions of, and to receive answers from, the Company and to obtain any additional information necessary to verify the accuracy of the information provided to such Purchaser. Each Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested. The only representations and warranties being given to each Purchaser by the Company, express or implied, at law or in equity, with respect to the Company, the Securities and\or the Company's business, are as explicitly contained in this Agreement.

ARTICLE 3
OTHER AGREEMENTS OF THE PARTIES

     3.1  Publicity.  The Parties agree that this Agreement and the transactions contemplated hereby will remain confidential until the Company files a Form 8-K or any other report with the U.S. Securities and Exchange Commission disclosing this Agreement.  The Purchaser agrees not to effect any purchase or sale of the securities of the Company until after such filing is made.

     3.2  Transfer Restrictions.

 (a)  Each Purchaser hereby acknowledges that the Securities and any part thereof may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares, Warrant or Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of such Purchaser or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of such opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares, Warrant or the Warrant Shares under the Securities Act. Unless the transfer of the Warrant has been registered, no Warrant may be transferred to any person that is not an “accredited investor.”

Execution Version

 (b)  Each Purchaser agrees to the imprinting, so long as is required, of a legend on any of the Shares, Warrant and Warrant Shares in the following form:

[THESE SHARES] [THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT] HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

     3.3  Non Compete. Each Purchaser undertakes that for so long as it is a shareholder of the Company and for a period of twelve (12) months thereafter, it shall: (i) not engage in any activity that directly and\or indirectly competes with the business of Company, (ii) not hold ownership interest in any firm or corporation that directly and\or indirectly competes with the Company, other than passive holdings representing less than five percent (5%) of any such firm or corporation, and (iii) refrain from any potential conflict of interests with the Company.

     3.4  Confidentiality. Subject to applicable law, each Party agrees to keep this Agreement in strict confidence and that it shall not, without the prior written consent of the other Party, disclose any information relating to the other Party other than disclosure to the representatives and\or advisors of such Party, on a "need to know" basis or as required under applicable law. For the avoidance of doubt, the aforesaid shall not include any information which: (a) is or becomes generally available to the general public other than as a result of a breach of an undertaking hereunder, or (b) is or becomes available to a Party through a disclosure by a third party.

ARTICLE 4
MISCELLANEOUS

     4.1  Fees and Expenses. Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party in connection with this Agreement.  Each Purchaser acknowledges that the Company may pay a transaction fee to finders.

     4.2  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or by email to the email address set forth on the signature page or (b) upon actual receipt by the Party to whom such notice is required to be given.

     4.3  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors.  This Agreement is not assignable by either Party.

Execution Version

     4.4  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.  Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement).

     4.5  Survival of Representations.  Each Purchaser agrees that all of the warranties, representations acknowledgments, confirmations, covenants and promises made in this Agreement shall survive its execution and delivery.

     4.6  Changes in Representations.  Each Purchaser agrees to notify the Company immediately of any change in the representations, warranties or information pertaining to the Purchaser contained herein.

[Signature page immediately follows]

Execution Version

IN WITNESS WHEREOF, the Parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WIN GLOBAL MARKETS, INC.
By: /s/ Shimon Citron Name: Shimon Citron Title: CEO Office Address: 92 Vandam St., New York, NY 10012, USA Fax No. 1-212-222-3779

Execution Version

Schedule A

Name of Purchaser	Address	Applicable Purchase Price	Number of Shares Issued	Number of Warrant Shares Issued	Signature
RICX Investments Ltd	Anemomylos Office Building, 4th Floor Office 401, 8 Michael Karaolis Street, 1095 Nicosia, Cyprus	US$ $429,522	4,295,220	859,044	/s/ Alex Havlicek By: Alex Havlicek Title: Director

Execution Version

Schedule B

Bank Details

Mercantile Bank
Branch 672
Azrieli Center 7, Tel Aviv, Israel
Account number:
SWIFT:
IBAN :

Execution Version

Schedule 1.1(c)

Deed of Assignment

1.
Reference is made to that certain Finance Agreement entered into on or upon January 27th, 2013 by JKM Management Ltd (the "Assignor"), Mr. Shimon Citron (herein "Citron") and Win Global Markets Inc. (herein "Company") (the "Loan Agreement").

2.
The Assignor hereby irrevocably and unconditionally assigns, transfers and conveys all the rights conferred thereon pursuant to the Loan Agreement (the "Assigned Rights"), with respect to a loan of which outstanding balance (principal and interest) as of the date hereof is agreed at US$ 29,522 (twenty nine five hundred and twenty two US dollars), to RICX Investments Ltd (herein: "RICX") in consideration, together with a cash payment of US$ 966 (nine hundred sixty six US dollars) (the "Cash Payment"), for 25 (twenty-five) non assessable Ordinary Shares of RICX, each with a par value of EUR 1.00, to be issued to Mr. Ron Lubash as of the date hereof, being fully paid and free and clear of any lien, mortgage, pledge or any other encumbrance (the "Issued Shares").

IN WITNESS WHEREOF, this Deed of Assignment has been executed by Assignor and delivered on June 12th, 2013.

/s/ Ron Lubash
Assignor: JKM Management Ltd.
By: Rob Lubash Title: Director

Agreement

We hereby confirm our agreement with the above Deed of Assignment and the assignment contemplated thereby, and undertake to issue the Issued Shares as contemplated above, in consideration for the Assigned Rights, which Assigned Rights together with the Cash Payment shall be the sole conclusive and comprehensive consideration for the issuance of the Issued Shares.

/s/ Alex Havlicek
Assignee: RICX Investments Ltd
By: Alex Havlicek Title: Director

Confirmation

We hereby confirm our agreement with the above Deed of Assignment and the assignment contemplated thereby.

/s/ Shimon Citron
Company: Win Global Markets Inc
By: Shimon Citron Title: CEO

Execution Version

Schedule 2.1(d)

Last Sec Report

The contents of this Schedule 2.1(d) is incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Securities and Exchange Commission on May 13, 2013.

Execution Version

Schedule 2.1(e)

The Company has been addressed by regulators with certain questions and enquiries. The Company believes that it is in full compliance with applicable law and cooperates with such regulators.

Execution Version

Annex A

Warrant

The contents of this Annex A is incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 14, 2013.